Exhibit  23.1


                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Form S-8, "Registration Statement Under the Securities Act of 1933," our audit report included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/  Clancy and Co., P.L.L.C.
- -----------------------------
CLANCY AND CO., P.L.L.C.
Certified Public Accountants

December 18, 2001